EXHIBIT NUMBER 10.4

                 1979 NONQUALIFIED STOCK OPTION PLAN, AS AMENDED



                                                                    EXHIBIT 10.4

                                 MEDTRONIC, INC.
                       1979 NONQUALIFIED STOCK OPTION PLAN
                 (As Amended and Restated Through June 27, 1991)

                                    Section I

                                   DEFINITIONS

         Whenever used herein, the following terms shall have the meanings indicated below:

(a) "Approved Retirement" means retirement on or after age 55 provided the Optionee has been employed by the Company or a Subsidiary for at least ten years or retirement on or after age 62.

(b) "Board of Directors" or "Board" means the Board of Directors of Medtronic, Inc. as constituted from time to time.

(c) "Common Stock" means the common stock, $.10 par value per share, of Medtronic, Inc.

(d)      "Company" means Medtronic, Inc.

(e) "Disability" means the disability of an Optionee such that he or she is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code of 1954, as amended (the same definition of "Disability" shall apply to an Optionee who is a non-employee director of the Company, as if the non-employee director were an employee), or as otherwise determined by the Stock Option Committee.

(f) "Limited Rights" means all rights granted under Section XIII of the Plan.

(g) "Optionee" means an employee of the Company or of any Subsidiary or a non-employee director of the Company to whom an option has been granted under the Plan.

(h) "Plan" means this amended and restated Medtronic, Inc. 1979 Nonqualified Stock Option Plan, as amended hereafter from time to time.


(i) "Stock Option Committee" or "Committee" means the committee of three or more members of the Board who shall be appointed by and serve at the pleasure of the Board. Each of the members of the Stock Option Committee shall be a "disinterested person" within the meaning of Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(j) "Subsidiary" means a corporation of which the Company owns or controls, directly or indirectly 50% or more of the voting power. Subsidiary includes any corporation which becomes a Subsidiary after adoption of the Plan.

                                   SECTION II

                                     PURPOSE

         The purpose of the Plan with respect to employees is to promote the success of the Company and its Subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to employees upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree, and with respect to non-employee directors is to aid in attracting and retaining non-employee directors, to compensate non- employee directors for their contributions in a manner consistent with shareholder interests, and to increase non-employee directors' holdings of Common Stock of the Company.

                                   SECTION III

                              DURATION OF THE PLAN

         Options may be granted pursuant to the Plan from time to time until the earlier of (a) the grant of the maximum number of options which may be granted hereunder to employees and non-employee directors as a result of the application of the limitations set forth in Section VI hereof, or (b) the termination of the Plan upon written resolution of the Board of Directors. No termination of the Plan shall, without consent of the Optionee, adversely affect any previously granted option which has not been cancelled and is still outstanding as of the date of the Plan's termination except as provided in Section X in the event of a sale, merger, consolidation or liquidation of the Company.

         Notwithstanding any contrary foregoing provisions, the amendment to the Plan as of November 20, 1990, in the form ratified by the Board on April 25, 1991, to provide for additional non-employee director options in the form of regular annual grants and associated Limited Rights pursuant to Section VII(B)(a)(ii) of the Plan and otherwise modify Section VII(B) of the Plan is subject to and conditioned upon obtaining approval of such amendment by the holders of a majority of the voting power of the stock of the Company present and entitled to vote on the matter at the 1991 Annual Meeting of Shareholders of the Company. In addition, the Company has requested or will request a letter from the staff of the Securities and Exchange Commission concurring with the Company's opinion that the regular annual grants of options and associated Limited Rights to non-employee directors pursuant to Section VII(B)(a)(ii) of the Plan are exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, by compliance with Rule 16b-3 promulgated thereunder, and that existing and future non-employee directors who receive such annual option grants and Limited Rights automatically granted under the Plan will continue to be "disinterested persons" within the meaning of Rule 16b-3 for the purpose of the Plan and other stock related benefit plans of the Company which they administer. In the event the amendment does not receive shareholders' approval at the Company's annual meeting of shareholders to be held in 1991 or the Company does not receive the aforementioned concurring letter from the Securities and Exchange Commission staff, then the amendment to the Plan providing for regular annual grants of options and associated Limited Rights to non-employee directors and otherwise modifying Section VII(B) of the Plan shall be deemed null and void and the Plan shall continue thereafter in effect in the form existing prior to such amendment on November 20, 1990.

         Upon receiving such shareholders' approval and the aforementioned concurring letter from the staff of the Securities and Exchange Commission, this Plan, as amended, shall be effective as of November 20, 1990.

                                   Section IV

                                 ADMINISTRATION

         The Plan shall be administered by the Stock Option Committee which shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine the employees to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option and the option price and terms and conditions of each option. The Stock Option Committee shall have full power and authority to administer and interpret the Plan, to make, amend and rescind rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option, to waive (except as to matters expressly provided for in the Plan) conditions upon the exercise of any option under the terms of any stock option agreement, to modify or amend any stock option agreement (provided, that if any modification or amendment materially and adversely affects the interests of the Optionee party to such stock option agreement, it shall be effective only upon consent given thereto by the Optionee), and to make all other determinations necessary or advisable for the administration of the Plan. The Stock Option Committee's interpretations of the Plan, and all actions taken and determinations made by the Stock Option Committee pursuant to the power vested in it hereunder shall be conclusive and binding on all parties concerned. No member of the Stock Option Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of such Committee members or pursuant to the written consent of all Committee members.

         Notwithstanding any contrary provisions of the Plan, the Stock Option Committee shall have no discretion with respect to the granting of an option and associated Limited Rights to a non-employee director or to alter or amend any terms, conditions and eligibility requirements of an option and associated Limited Rights granted, or to be granted, to a non-employee director under the Plan, it being understood that the granting and terms, conditions and eligibility requirements of such options and associated Limited Rights are to be governed solely by the provisions set forth in the Plan pertaining thereto.

                                    Section V

                              ELIGIBLE PARTICIPANTS

         Options may be granted under the Plan to employees, including officers, of the Company or its Subsidiaries who are not members of the Stock Option Committee, and such options shall have the terms and conditions specified in
Section VII(A) and elsewhere in the Plan. In addition, options shall be granted under the Plan to each non-employee director, and such options shall have the terms and conditions specified in Section VII(B) and elsewhere in the Plan.

                                   Section VI

                                 AVAILABLE STOCK

         An aggregate of 3,650,000 shares (after giving effect to the Company's two-for-one stock splits effected through 100% stock dividends effective August 31, 1989 and August 30, 1991) of the Company's authorized but unissued shares of Common Stock (subject to substitution or adjustment as provided in Section X of this Plan) has been made available for issuance upon exercise of options granted under the Plan. A maximum of 200,000 of such 3,650,000 shares shall be made subject to options granted to non-employee directors under the Plan. In the event that any option or portion thereof under the Plan for any reason expires or terminates prior to the exercise thereof, the shares of Common Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may again be optioned hereunder.

                                 Section VII(A)

                    TERMS AND CONDITIONS OF EMPLOYEE OPTIONS

         Each option granted pursuant to the Plan to an employee shall be evidenced by a written stock option agreement (which may vary from Optionee to Optionee) signed by an officer of the Company and by the Optionee in such form as the Stock Option Committee shall determine when the option is granted, which stock option agreement shall contain in substance the following terms and conditions:

         (a) Number of Shares and Option Price. The Committee shall specify in the stock option agreement the number of shares to which it pertains. The option price per share of Common Stock shall be determined by the Committee, shall be stated in the stock option agreement and shall not be less than 100% of the per share fair market value of the Company's Common Stock on the day the option is granted. In no event may the option price be less than the par value of such Common Stock. For purposes hereof, the per share "Fair Market Value" of the Common Stock shall mean the highest closing price of such Stock on the New York Stock Exchange Composite Transactions Listing (or on another established stock exchange, where applicable) on the date the option is granted or, if no sale of such Stock has occurred on such exchange on that date, on the next preceding date on which there was a sale of such Stock. In the event the Common Stock is not listed on the New York Stock Exchange Composite Transactions Listing (or on any established stock exchange) as of the date the option is granted, the per share "Fair Market Value" of the Common Stock shall be the mean between the "bid" and the "asked" prices quoted by a recognized market maker in such Stock on the date the option is granted.

         (b) Term and Exercisability of Option. The stock option agreement shall state the term during which the option granted under the Plan may be exercised, which term shall be established in each case by the Stock Option Committee but in no event shall the option be exercisable after the ten-year anniversary date of the option's grant. In each case, the Stock Option Committee shall specify in the stock option agreement whether the option is exercisable immediately, in installments of a specified amount, or otherwise. Notwithstanding any stock option agreement's inclusion of an installment schedule or other exercise schedule or entitlement which effectively precludes full and immediate exercise of an option, the stock option agreement may provide that the option will become immediately exercisable in full upon the occurrence of particular events or as the Stock Option Committee may thereafter determine to be advisable. (Without limitation, such particular events may include the following: (i) the making of a tender offer, exchange offer, or similar offer for all, or any part exceeding ten percent of, the outstanding shares of Common Stock by any party other than the Company, its Subsidiaries, or other persons or entities controlling, controlled by, or under common control with, the Company; (ii) a filing of notification with the U.S. Department of Justice or Federal Trade Commission under Clayton Act Section 7A relative to the proposed acquisition of the Company's voting securities, as the result of which the acquiring person will hold fifteen percent or more of such voting securities, unless the Board of Directors has first approved the proposed acquisition; (iii) a change in control of the Company in a transaction or occurrence, or a series of related transactions or occurrences, resulting from a material change in ownership of Common Stock and evidenced by cessation in service as Company directors of a majority of those persons theretofore serving as members of the Board; (iv) the Company's sale of all its assets in contemplation of the discontinuance of its business, or a merger, consolidation or liquidation of the Company; or (v) a determination by the Stock Option Committee that immediate exercisability would be in the best interests of the Company and advisable for protection of the rights intended to be granted under the option. Any such provisions included in the stock option agreement and contingent upon stated particular events will be enforceable against the Company and its successors in interest, in accordance with the stock option agreement terms, upon the occurrence of those events.)

         An Optionee may exercise his or her option granted under the Plan using as consideration in payment of the exercise price for the number of option shares being purchased, (i) cash (or an equivalent check, money order, or other payment medium acceptable to the Company); or (ii) if approved by the Committee in its sole discretion and subject to such rules as the Committee may adopt, other Medtronic Common Stock currently registered in the name of, or beneficially owned by, the Optionee and surrendered in due form for transfer to the Company. In the case of payment using Medtronic Common Stock, such stock shall be valued at its Fair Market Value, as defined in Section VII(A), Paragraph (a) of the Plan except that the date for determination of such fair market value shall be the date of proper surrender of such stock to Medtronic.

         (c) Withholding Taxes. The stock option agreement shall state that when the option or a portion of the option is exercised, the Company or a Subsidiary is authorized to deduct from any payment of any kind owed to the Optionee any federal, state, local or other taxes required by law to be withheld with respect to the shares of Common Stock being purchased upon exercise of the option. The stock option agreement shall also state that alternatively, upon exercise of the option or a portion of the option, the Company or a Subsidiary shall have the right to require the Optionee to remit to the Company or the Subsidiary an amount necessary to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate or certificates for the shares of Common Stock purchased upon exercise of the option or portion of such option.

         The Committee may permit the Optionee to elect to satisfy federal and state withholding tax obligations relating to exercise of a Plan option by having the Company withhold shares of Medtronic Common Stock subject to such option in satisfaction of the obligations. Any such election by an Optionee must be made on or before the date that the amount of tax to be withheld is determined (the "Tax Date"). Any shares of Medtronic Common Stock so withheld by the Company shall be valued at their per share "Fair Market Value", which shall mean for the purposes of this Paragraph (c) the closing market price of Medtronic Common Stock on the New York Stock Exchange Composite Transactions Listing on the Tax Date (or such other meaning as the Committee may hereafter adopt). The use and availability of the election to have option shares withheld to satisfy federal and state withholding tax requirements is subject in general, and in particular instances, to the Committee's complete discretion and such rules and procedures as the Committee may adopt.

         (d) Termination of Employment (for Reasons Other Than Death, Disability or Approved Retirement). If an Optionee ceases to be employed by the Company (and ceases to be or is not employed by any Subsidiary) for any reason other than Death, Disability or Approved Retirement, any unexercised and unexpired option of such Optionee shall terminate as of the date on which the Optionee's employment is so terminated unless, upon or as soon as practicable after such termination of the Optionee's employment, the Stock Option Committee permits such unexercised and unexpired option to continue and be exercisable during a period then set by the Committee and expiring not later than the original stated expiration date of the option; provided, in such event, the option shall be exercisable during such period only to the extent the option was exercisable on the date of the Optionee's termination of employment. The Stock Option Committee shall determine in a fair and equitable manner whether sick leave or other authorized leaves of absence for military or governmental service shall constitute termination of employment for purposes of this Paragraph and, in its sole discretion, may determine that the termination of employment of an Optionee who is re-employed by the Company or any Subsidiary within six months after such termination shall not constitute termination of employment for purposes of this Paragraph.

         If an Optionee's employment is terminated for "Cause," the time at which such employee ceases to be an employee for purposes of this subparagraph shall mean the time at which such employee is instructed or notified to cease performing his or her job responsibilities for the Company or any Subsidiary permanently, whether or not for other reasons such as payroll, benefits or compliance with legal procedures or requirements he or she may still have other attributes of an employee. For purposes of this subparagraph, "Cause" shall mean
(i) failure to comply with any material policies and procedures of the Company,
(ii) conduct reflecting dishonesty or disloyalty to the Company, or which may have a negative impact on the reputation of the Company, (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude or (iv) failure to perform the material duties of his or her employment.

         (e) Termination of Employment by Reason of Disability or Approved Retirement. If the Optionee ceases to be employed by the Company (and ceases to be or is not employed by any Subsidiary) before the original stated expiration of an option of such Optionee and such termination of employment is due to Disability or Approved Retirement, such option shall become exercisable in full, to the extent not previously exercised, as of the date of the Optionee's termination of employment and shall be exercisable until the 12-month anniversary of such termination of employment or until the original stated expiration of the option, whichever shall first occur. The Stock Option Committee may extend the period during which an Optionee's option is exercisable under this Paragraph (e) provided such period so extended does not exceed the original stated expiration of the option.

         (f) Death of Optionee. If the Optionee shall die (i) while employed by the Company or a Subsidiary, (ii) within the period of time, if any, during which the Stock Option Committee has permitted the Optionee to exercise his or her options upon termination of employment as provided in Paragraph (d) of this
Section VII(A), or (iii) within the period of time during which the Optionee's options may be exercised after his or her Disability or Approved Retirement as provided in Paragraph (e) of this Section VII(A), and in any case shall not have fully exercised an option of such Optionee, such option shall become exercisable in full, to the extent not previously exercised, as of the date of the Optionee's death and shall be exercisable until the 12-month anniversary of the Optionee's death or until the original stated expiration of the option, whichever shall first occur. The Stock Option Committee may extend the period during which an option is exercisable under this Paragraph (f) provided such period so extended does not exceed the original stated expiration of the option.

         (g) Company's Purchase Right in Certain Circumstances. Notwithstanding any contrary provisions of the Plan set forth other than in this subparagraph
(g), if an Optionee's employment is terminated either (i) for "Cause", as defined in this subparagraph (g), or (ii) voluntarily on the part of the Optionee (other than retirement on or after the Optionee's "normal retirement date" as defined in the Medtronic, Inc. and Participating Employer's Retirement
Plan) without the express written consent of the Chairman of the Board or Chief Executive Officer of the Company (or by the Stock Option Committee in the event the terminated Optionee is the Chairman of the Board or Chief Executive Officer), the Company shall have the right and option (referred to herein as the "Purchase Right") to purchase from the Optionee or from the estate, legal representative or surviving joint tenant of the Optionee, that number of shares of Common Stock of the Company which is equal to the number of shares which had been purchased pursuant to exercise by the Optionee of any option granted under the Plan (the "Option Shares") within six months prior to the employment termination date. The decision to grant such express written consent regarding termination (which consent may be given before or after the Optionee's employment termination) or to exercise the Company's Purchase Right shall be based solely on the judgment of the Chairman or the Chief Executive Officer, or of the Stock Option Committee in the event the terminated Optionee is the Chairman or the Chief Executive Officer, given the facts and circumstances of each particular case, made in his, her or its complete discretion, as to whether such consent or exercise is in the operational interest of the Company. The Purchase Right shall also cover any shares of Common Stock of the Company received from adjustments which pertained to the Option Shares and which were made as a result of any of the types of transactions referred to in Section X. (The shares which are subject to the Company's Purchase Right are referred to herein collectively as the "Purchase Right Shares"). Such Purchase Right may be exercised by the Company within 90 days after the date of the Optionee's employment termination for a purchase price equal to the total amount paid as the option exercise price by the Optionee for the Option Shares so purchased by the Optionee upon his or her option exercise. Such Purchase Right shall be deemed to be exercised upon the Company's mailing written notice of such exercise, postage prepaid, addressed to Optionee at Optionee's most recent home address as shown on the personnel records of Company. Each stock option agreement authorized on or after November 9, 1989 under this Section VII(A) shall contain an agreement of the Optionee on Optionee's behalf and on behalf of Optionee's estate, legal representative or surviving joint tenant, as the case may be, to deliver to the Company, on the date specified in such notice (which date shall not be less than five business days following the date such notice is sent by the Company), a certificate or certificates for such number of Purchase Right Shares, duly endorsed for transfer to the Company against payment of the purchase price thereof. The provisions of this subparagraph (g) shall be effective as to any option granted under the Plan on or after November 9, 1989. The Purchase Right of the Company may not be exercised on or after the occurrence of any one or more "Event" specified in the second paragraph of
Section XIII, including subparagraphs (A), (B), and (C) thereof, as to any Shares. Solely for the purposes of this subparagraph (g), "Cause" shall mean (i) failure to comply with any material policies and procedures of the Company, (ii) conduct reflecting dishonesty, or disloyalty to the Company, or which may have a negative impact on the reputation of the Company, (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude, or (iv) failure to perform the material duties of his or her employment. The provisions of this subparagraph (g) are not intended to, and shall not, modify or otherwise affect the provisions of Section XII, subparagraph (b) of the Plan (concerning employment).

         (h) Other Provisions. The stock option agreement (which may vary from Optionee to Optionee) authorized under this Section VII(A) shall contain such other provisions as the Stock Option Committee deems advisable.

                                 Section VII(B)

              TERMS AND CONDITIONS OF NON-EMPLOYEE DIRECTOR OPTIONS

         Options shall be granted to each non-employee director in accordance with the terms and conditions of this section. Notwithstanding any contrary provisions of this Section VII(B), any employee director who terminates his employment after the 1988 Annual Meeting of Shareholders and who at any time thereafter is a non-employee director of the Company shall not be entitled to receive a grant of an option under this section. For purposes of this Section VII(B), per share Fair Market Value shall have the meaning set forth in Section VII(A)(a) of the Plan.

         (a)      Eligibility and Grant of Option.

                  (i) Initial Option Grant. All non-employee directors elected or re-elected to the Board at the 1988 Annual Meeting of Shareholders or elected or appointed thereafter shall be entitled to receive, by virtue of serving as directors of the Company, an initial grant of an option to purchase authorized but unissued Common Stock. Each non-employee director elected or re-elected to the Board at the 1988 Annual Meeting of Shareholders shall be granted an option on the date of such election or re-election to purchase the number of shares of Common Stock determined by dividing $100,000 by the per share Fair Market Value of the Common Stock on the date of grant, and rounding up or down to the nearest whole share. After this single grant, non-employee directors elected or re-elected to the Board at the 1988 Annual Meeting of Shareholders shall no longer be eligible to receive any additional grant of options under this Section VII(B)(a)(i). Each non-employee director elected or appointed to the Board after the 1988 Annual Meeting of Shareholders that was not elected or re-elected at the 1988 Annual Meeting of Shareholders shall receive an initial grant of an option, on the date such director first becomes a director, to purchase a number of shares of Common Stock determined by dividing $100,000 (or if the annual retainer fee of the non-employee directors is increased subsequent to the 1988 Annual Meeting of Shareholders from the $12,500 annual retainer fee in effect at the time of the 1988 Annual Meeting of Shareholders, $100,000 plus a percentage increase in such $100,000 amount which is equal to the percentage increase in such $12,500 annual retainer fee subsequent to the 1988 Annual Meeting of Shareholders and prior to the initial election or appointment of such director) by the per share Fair Market Value of the Common Stock on the date of grant, and rounding up or down to the nearest whole share. No increase in the annual retainer fee of the non-employee directors after a person becomes a non-employee director shall increase the number of shares of Common Stock for which the options granted under this Section VII(B)(a)(i) to such non-employee director may be exercised. Options granted under this Section VII(B)(a)(i) are hereinafter referred to collectively as "Initial Options" and individually as an "Initial Option".

                  (ii) Annual Option Grants. Immediately following the Annual Meeting of Shareholders in August 1991 and every annual meeting thereafter, each non-employee director serving as a director of the Company immediately following such annual meeting who has previously been granted an Initial Option for serving as a director of the Company prior to such annual meeting shall be entitled to receive, by virtue of serving as a director of the Company, in addition to the Initial Option previously granted to the director, a grant, on the date of the annual meeting, of an option to purchase authorized but unissued Common Stock (hereinafter referred to collectively as "Annual Options" and individually as an "Annual Option"). The number of shares of Common Stock subject to an Annual Option shall be the sum of (A) the annual retainer fee for non-employee directors in effect when the grant is made, (B) the aggregate meeting fees in effect when the grant is made for seven regular Board and fourteen Board Committee meetings and (C) one annual Committee Chairmanship fee in effect when the grant is made, divided by the per share Fair Market Value of the Common Stock on the date of the grant, and rounding up or down to the nearest whole share. No increase in the annual retainer fee, Board or Board Committee meeting fee or Committee Chairmanship fee for non-employee directors of the Company following a grant of an Annual Option shall increase the number of shares of Common Stock for which such Annual Option may be exercised.

         (b) Term and Exercisability of Options. The Initial Option and the Annual Options granted to a non-employee director shall vest and become exercisable one full year after the date of grant, provided, however, that in no event shall a non-employee director initially appointed by the Board of Directors be entitled to exercise either an Initial Option or an Annual Option granted to such director under the Plan unless, and until such time as, such director shall have been elected to the Board of Directors by the shareholders of the Company. Notwithstanding the foregoing, vesting of an option granted to a non-employee director who shall have been elected by the shareholders of the Company shall accelerate and the option shall become immediately exercisable in full upon the occurrence of any "Event" as such term is defined in Section XIII of the Plan, and an option granted to a non-employee director who shall have been elected by the shareholders of the Company shall accelerate and become immediately exercisable in full in the event the non-employee director holding such option ceases to serve as a director of the Company due to Death or Disability or due to retirement under the policies of the Company then in effect providing for retirement of directors from the Board of Directors ("Retirement"). Options granted to a non-employee director shall expire at the earlier of (i) the 10-year anniversary date of the option's grant, or (ii) the 5-year anniversary date of the occurrence of the earliest of the Death, Disability or Retirement of the non-employee director or the date the non-employee director otherwise ceases to be a director of the Company, provided that the option granted to a non-employee director initially appointed by the Board of Directors shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the option to such director.

         (c) Option Price. The option exercise price for shares of Common Stock subject to a non-employee director's Initial Option or any Annual Option shall be the per share Fair Market Value of the Common Stock, as such term is defined in Section VII(A)(a) of the Plan, on the date the option is granted. A non-employee director may exercise his or her Initial Option or Annual Option using as payment any form of consideration provided for in the final paragraph of Section VII(A)(b) of the Plan, which form of payment shall be within the sole discretion of the non-employee director, notwithstanding anything stated in
Section VII(A)(b) of the Plan.

         (d) Withholding Taxes. When an Initial Option or an Annual Option or a portion of an Initial Option or an Annual Option is exercised, the Company is authorized to deduct from any payment of any kind owed to the Optionee any federal, state, local or other taxes required by law to be withheld with respect to the shares of Common Stock being purchased upon exercise of the option. Upon exercise of an Initial Option or an Annual Option or a portion of an Initial Option or an Annual Option, the Company shall have the right to require the Optionee to remit to the Company an amount necessary to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate or certificates for the shares of Common Stock purchased upon exercise of the option or portion of such option.

         (e) Option Agreement. The option granted to each non-employee director under the Plan shall be evidenced by a written stock option agreement incorporating by reference the terms of the Plan and signed by an officer of the Company and by the Optionee.

                                  Section VIII

                              COMPLIANCE WITH LAWS

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of the Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Company shall not be deemed by reason of granting an option under this Plan to have any obligation to register the shares of Common Stock subject to the Plan under the Securities Act of 1933, as amended, or to maintain in effect any registration of such shares, or to list such shares on any exchange. As a condition to the issuance of Common Stock to the Optionee, the Stock Option Committee may require the Optionee to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Committee shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that the Optionee shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section VIII.

                                   Section IX

                             RIGHTS OF A SHAREHOLDER

         An Optionee or a transferee of an option (permitted under Paragraph (d) of Section XII) shall have no rights as a shareholder with respect to any shares covered by his or her option until a stock certificate evidencing such shares is issued to him or her. No adjustment shall be made for dividends ordinary or extraordinary (whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section X of this Plan).

                                    Section X

          RECAPITALIZATION, SALE, MERGER, CONSOLIDATION OR LIQUIDATION

         In the event of any increase or decrease in the total number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the maximum number of shares of Common Stock which may be issued under the Plan (including the maximum number of shares which shall be made subject to options granted to non-employee directors under Section VI), the number of shares of Common Stock covered by each outstanding option and the price per share thereof shall be equitably adjusted by the Stock Option Committee to reflect such change.

         In the event of a sale by the Company of all of its assets and the consequent discontinuance of its business, or in the event of a merger, consolidation or liquidation, the Stock Option Committee may, as of the time of the adoption of the plan for sale, merger, consolidation or liquidation, amend or adjust the provisions of the Plan and the then outstanding options, including but not limited to amendments providing for a complete termination of the Plan or providing for the continuation of the Plan with respect to the exercise of those options or the portions thereof which, under the provisions of the Plan, were exercisable as of the date of adoption by the Board of such plan for sale, merger, consolidation or liquidation; provided, that in any event Optionees holding options shall be given either (a) a reasonable time within which to exercise such exercisable portions of their respective options prior to the effectiveness of such sale, merger, consolidation or liquidation, or (b) the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation or liquidation.

         The grant of an option pursuant to this Plan shall not limit in any way the right or power of the Company or the Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company's capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of the Company's business or assets.

                                   Section XI

                              AMENDMENT OF THE PLAN

         The Board of Directors may at any time alter, amend, revise, suspend or discontinue the Plan; provided, that such action (except as permitted in Section X in the event of a sale, merger, consolidation or liquidation) shall not materially adversely affect options previously granted under the Plan without the consent of the Optionees and provided further, that no alteration, amendment, revision, suspension or discontinuance of the Plan may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to (a) materially increase the total number of shares of Common Stock which may be issued under the Plan except as provided in Section X hereof, (b) materially increase the benefits accruing to Optionees under the Plan, (c) materially change the requirements as to eligibility for participation in the Plan, or (d) change the terms, conditions, or eligibility requirements of an option and associated Limited Rights granted or, subject to the right of the Board of Directors to discontinue the Plan, to be granted to each non-employee director under the Plan. In no event shall the eligibility requirements for the receipt of Initial Options or Annual Options by non-employee directors or the formula for determining the amount of shares of Common Stock subject to Initial Options or Annual Options granted to non-employee directors or the timing of the grant or the exercise price of the Initial Options or Annual Options granted to non-employee directors be amended more than once every six months other than to comply with changes in the Internal Revenue Code.

                                   Section XII

                                  MISCELLANEOUS

         (a) No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Optionee to exercise such option.

         (b) Employment. The granting of an option to an Optionee who is an employee shall neither confer upon the Optionee any rights respecting continued employment nor limit the Company's or any Subsidiary's right to terminate such employment.

         (c) Disputes. Any dispute or disagreement which arises under or as a result of, or any way relates to, the interpretation, construction or application of the Plan or any stock option agreement issued under the Plan shall be determined by the Stock Option Committee and such determination by the Stock Option Committee shall be final, binding and conclusive.

         (d) Nontransferability of Options. No option granted under the Plan may be transferred by an Optionee otherwise than by will or by the laws of descent and distribution, and during the Optionee's lifetime the option may be exercised only by the Optionee or his or her guardian or legal representative.

                                  Section XIII

                                 LIMITED RIGHTS

         The Stock Option Committee may, in its discretion, grant Limited Rights to the holder of any option granted under the Plan (the "Related Option") with respect to all or any portion of the shares covered by the Related Option (whether heretofore or hereafter granted), provided, however, that in conjunction with the automatic one-time grant of an Initial Option to a non-employee director under the Plan and the regular grants of Annual Options to non-employee directors under the Plan, such non-employee director or directors shall simultaneously be granted Limited Rights with respect to all of the shares of Common Stock covered by such Initial Option and Annual Options. Each Limited Right granted to Optionees who are not non-employee directors shall relate to a specific Related Option and may be granted at any time either concurrently with the grant of the Related Option or at any time the Related Option is outstanding. Each Limited Right shall be evidenced by a written limited right certificate signed by an officer of the Company.

         Limited Rights shall be exercisable at any time within the thirty day period after any of the following events (an "Event"), whether or not the Related Option is exercisable and regardless of whether the Optionee is an employee, or a non-employee director, at the time of exercise, so long as the Optionee is an employee, or a non-employee director, immediately preceding the Event (provided that in no event shall a non-employee director initially appointed by the Board of Directors be entitled to exercise the Limited Rights granted to such director under the Plan unless, and until such time as, such director shall have been elected to the Board of Directors by the shareholders of the Company):

         (A) a majority of the directors of the Company shall be persons other than persons

                  (1) for whose election proxies shall have been solicited by the Board of Directors of the Company or

                  (2) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly created directorships,

         (B) 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person (other than the Company, a Subsidiary of the Company or the Optionee) or group of persons, not including the Optionee, acting in concert, or

         (C) the stockholders of the Company approve a definitive agreement or plan to

                  (i) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (a) no outstanding voting stock of the Company (other than fractional shares) held by stockholders immediately prior to the merger is converted into cash (except upon the exercise by stockholders of the Company of statutory dissenters' rights), securities, or other property or (b) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters' rights) have substantially the same proportionate ownership of the voting stock of the Company or its parent corporation immediately after the merger),

                  (ii) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by stockholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for shares of another corporation or other securities, cash or other property,

                  (iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

                  (iv)     liquidate or dissolve the Company,

                  unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Optionee or a group of persons, including the Optionee, acting in concert.

         Notwithstanding the provisions of the immediately preceding paragraph, no Limited Right shall be exercised within a period of six months after the date of grant of the Limited Right.

         If Limited Rights are exercised, the Related Option shall no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of a Related Option (other than termination of the Related Option by reason of termination of an Optionee's employment with the Company within thirty days after an Event), Limited Rights granted with respect thereto shall terminate to the extent of the number of shares as to which the Related Option was exercised or terminated.

         A person entitled to exercise a Limited Right may, subject to its terms and conditions and the terms and conditions of the Plan, exercise such Limited Right in whole or in part by giving written notice to the Company of an election to exercise such Limited Right. The date the Company receives the notice is the exercise date. Upon exercise of Limited Rights, the holder shall promptly be paid an amount in cash for each share with respect to which the Limited Rights are exercised equal to the difference between the option exercise price per share of Common Stock covered by the Related Option (or, in the case of Limited Rights which are exercised pursuant to the terms hereof after termination of employment, the former Related Option) and the Fair Market Value per share of Common Stock covered by the Related Option as of the date of exercise of the Limited Right.

         For purposes of this Section XIII, "Fair Market Value" shall be defined as provided in Section VII(A)(a) hereof, except that all references in Section VII(A)(a) to "the date the option is granted" shall, solely for purposes of this
Section XIII, be deemed to be references to the date of exercise of the Limited Right. If the Common Stock of the Company is not listed on a national securities exchange or quoted by a recognized market maker in such Stock, the fair market value, solely for purposes of this Section XIII, shall be the fair market value of such Stock as of the date of exercise of the Limited Right as established in good faith by the Board or Committee. For purposes of the Plan, the date that a Related Option is granted shall be the date that it is originally granted (regardless of when the related Limited Right is granted).

         A Limited Right may not be assigned and shall be transferable only if and to the extent that the Related Option is transferable. The Company maywithhold any applicable withholding taxes from any cash payment due upon exercise of a Limited Right.